UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 6, 2004


                       CCC INFORMATION SERVICES GROUP INC.

             (Exact name of registrant as specified in its chapter)

           Delaware                    000 - 28600               54-1242469
(State or other jurisdiction      (Commission File Number)     (IRS Employer
    of  incorporation)                                       Identification No.)


                           World Trade Center Chicago
                              444 Merchandise Mart
                             Chicago, Illinois 60654

                    (Address of Principal Executive Offices)

                        ---------------------------------

                                  312-222-4636

              (Registrant's telephone number, including area code)

                        ---------------------------------

ITEM 5. OTHER EVENTS
--------------------

On January 6, 2004, CCC Information Services Group Inc. (the "Company") sent a notice to its directors and executive officers informing them that the blackout period imposed in connection with the transition to a new service provider for the CCC Information Services Inc. 401(k) Retirement Savings and Investment Plan (the "401(k) Plan"), originally scheduled to end during the week of December 29, 2003, has been extended. The blackout period is now expected to end during the week of January 5, 2004, assuming that the conversion is completed. This extension is necessary as a result of delays in obtaining information from the former service provider necessary to complete the conversion of participant accounts. Until the blackout period ends, directors and executive officers are prohibited from purchasing, selling or otherwise acquiring or transferring CCC Information Services Group Inc. common stock (and any options or other derivative securities) acquired in connection with their service to or employment with CCC. A copy of the notice is attached as Exhibit 99.1 to this report.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
-----------------------------------------

(a)  Financial Statements of Business Acquired

     Not Applicable.

(b)  Pro Forma Financial Information

     Not Applicable.

(c)  Exhibits

     99.1 Notice to Directors and Executive Officers of CCC Information Services Group Inc.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: January 6, 2004               CCC INFORMATION SERVICES GROUP INC.


                                     By:  /s/ Robert S. Guttman
                                          -----------------------
                                          Senior Vice President,
                                          General Counsel and Secretary





                                  EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
------          -----------

99.1 Notice to Directors and Executive Officers of CCC Information Services Group Inc.